Exhibit 10.100

FIFTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

This FIFTH AMENDMENT TO NOTE AND WARRANT AGREEMENT (this “Amendment”), dated as of October 5, 2015, is made by and between TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“Parent”), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”), TWINLAB HOLDINGS, INC., a Michigan corporation (“Twinlab Holdings”), ISI BRANDS INC., a Michigan corporation (“ISI Brands”), and TWINLAB CORPORATION, a Delaware corporation (“Twinlab Corporation”), NUTRASCIENCE LABS, INC., a Delaware corporation, NUTRASCIENCE LABS IP CORPORATION., a Delaware corporation (each of the foregoing Persons being referred to herein individually as a “Company” and collectively as the  “Companies”), and JL-MEZZ UTAH, LLC, an Alaska limited liability company, f/k/a JL-BBNC Mezz Utah, LLC (the “Purchaser”).

WHEREAS, the Companies and the Purchaser are parties to a Note and Warrant Purchase Agreement dated as of January 22, 2015, as amended by that certain First Amendment to Note and Warrant Purchase Agreement, Consent and Joinder dated as of February 4, 2015, that certain Second Amendment to Note and Warrant Purchase Agreement and Consent dated as of April 30, 2015 and that certain Third Amendment to Note and Warrant Purchase Agreement, Limited Consent and Limited Waiver dated as of June 30, 2015 and Fourth Amendment to Note and Warrant Agreement and Limited Consent dated as of September 9, 2015 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, and subject to the terms and conditions set forth herein, each party hereto hereby agrees as follows:

1.          Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings set forth in the Note Purchase Agreement.

2.          Amendments to Note Purchase Agreement.  Subject to the satisfaction of the conditions precedent set forth herein and in reliance on the representations, warranties and covenants of the Companies set forth herein and in the Note Purchase Agreement, each party hereto hereby agrees that the Note Purchase Agreement be and hereby is, amended as follows:

2.1.      Amendment and Restatement of Existing Defined Terms.  Section 5.12 of the Note Purchase Agreement is hereby amended and restated in its entirety effective as of September 30, 2015 as follows:

5.12      Financial Covenants.

(a)        Minimum Adjusted EBITDA.  Commencing with the month ending October 31, 2015 and until such time as all Obligations are paid, satisfied and discharged in full, the Borrowers shall not, as of the end of any measurement period set forth below, permit the Adjusted EBITDA for such measurement period to be less than the amount set forth in the table below opposite such measurement period.

Measurement Period	Minimum Adjusted EBITDA
October 1, 2015 to December 31, 2015	$ -2,500,000
October 1, 2015 to March 31, 2016	$ -1,750,000

(b)          Fixed Charge Coverage Ratio.  Commencing June 30, 2016 and until such time as all Obligations are paid, satisfied and discharged in full, the Borrowers shall not, as of the end of any month, permit the Fixed Charge Coverage Ratio for the period of trailing twelve months most recently ended on or prior to such date to be less than 1.15x.  Notwithstanding the foregoing, it is hereby agreed that (i) the applicable measurement period for the month ending June 30, 2016 shall be from April 1, 2015 to June 30, 2016 (trailing three Months or T3M), (ii) the applicable measurement period for the month ending July 31, 2016 will be T4M, (iii) the applicable measurement period for the month ending August 31, 2016 will be T5M, and (iv) the applicable measurement periods shall so continue until T12M is achieved.

(c)          Total Funded Debt to Adjusted EBITDA Ratio.  Commencing with the fiscal quarter ending September 30, 2016 and until such time as all Obligations are paid, satisfied and discharged in full, the Companies shall not, as of the end of any fiscal quarter, permit the applicable ratio set forth in the table below to exceed the amount set forth therein:

Applicable Ratio:	(A) Total Funded Debt (calculated without giving effect to any Indebtedness that is subordinate both to the Penta Debt) to (B) Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date to exceed 4.0x

For the purposes of this Section 6.4, Adjusted EBITDA (1) for the measurement period ending on September 30, 2016, shall equal the Adjusted EBITDA for the fiscal quarter ending September 30, 2016 multiplied by 4, (2) for the measurement period ending on December 31, 2016, shall equal the sum of Adjusted EBITDA for the fiscal quarters ending September 30, 2016 and December 31, 2016, multiplied by 2 and (3) for the measurement period ending on March 31, 2017, shall equal the sum of the Adjusted EBITDA for the fiscal quarters ending September 30, 2016, December 31, 2016 and March 31, 2017, multiplied by 4 and divided by 3.

3.          Representations and Warranties; No Default.  Each Company hereby represents and warrants that:

3.1.       The execution, delivery and performance by such Company of this Amendment (a) are within such Company’s  corporate or similar powers and, at the time of execution hereof and have been duly authorized by all necessary corporate and similar action; (b) does not and will not result, in any breach or default under any other document, instrument or agreement to which a Company or any of its Subsidiaries is a party or to which a Company or any of its Subsidiaries, the Premises, the Collateral or any of the property of a Company or any of its Subsidiaries is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect and  (c) will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

3.2.       This Amendment has been duly executed and delivered for the benefit of or on behalf of each Company and constitutes a legal, valid and binding obligation of each Company, enforceable against such Company in accordance with its terms except (a) as the same may be limited by bankruptcy, insolvency, reorganization moratorium or similar laws now or hereafter in effect relating to creditors rights generally and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.3.       Both before and after giving effect to this Amendment on the date hereof (a) the representations and warranties of the Companies contained in Section 4.1 of the Note Purchase Agreement and the other Transaction Documents are true, correct and complete on and as of the date hereof as if made on such date (and to the extent any representations and warranties shall relate to the Effective Date or another earlier date, such representation and warranties shall be deemed to be amended to relate to the date hereof), and (b) no Default or Event of Default has occurred and is continuing.

4.          Ratification and Confirmation.  The Companies hereby ratify and confirm all of the terms and provisions of the Note Purchase Agreement and the other Transaction Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect, except as, and to the extent expressly set forth herein.

5.          Condition to Effectiveness.  The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

5.1.       The Purchaser shall have received a fully executed copy of this Amendment.

5.2.       All representations and warranties of the Companies contained herein shall be true and correct in all material respects as of the date hereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof).

5.3.       The Purchaser shall have received all fees and other amounts due and payable to the Purchaser and its counsel in connection with this Amendment, including a a modification fee equal to Twenty-Five Thousand and No/100 Dollars ($25,000.00) due and payable on the date hereof, and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Companies under the Note Purchase Agreement.

6.          Miscellaneous.

6.1.       Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Note Purchase Agreement, the Security Agreement or the other Transaction Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed.  Each Company hereby acknowledges and agrees that nothing contained herein shall be deemed to entitle any Company to consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Transaction Documents in similar or different circumstances.  This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Note Purchase Agreement.

6.2.       This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart of this Amendment.

6.3.       This Amendment shall be governed by the laws of the State of New York without giving effect to any conflict of law principles and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.4.       The Companies agree to pay all reasonable expenses, including legal fees and disbursements, incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby.

6.5.       This Amendment shall be deemed a Transaction Document for all purposes of the Note Purchase Agreement and the other Transaction Documents.  On and after the date hereof, each reference in the Note Purchase Agreement and the other Transaction Documents to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement, as modified by this Amendment.

6.6.       Each Company, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnified Party of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnified Parties (or any of them) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Transaction Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between the Purchaser and any Company, or (d) any other actions or inactions by the Purchaser, all on or prior to the date hereof.  Each Company acknowledges that the foregoing release is a material inducement to the Purchaser’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

COMPANIES

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CONSOLIDATION CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

ISI BRANDS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

[Signature Page – Fifth Amendment to Note and Warrant Purchase Agreement]

NUTRASCIENCE LABS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

NUTRASCIENCE LABS IP CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

[Signature Page – Fifth Amendment to Note and Warrant Purchase Agreement]

PURCHASER:

JL-MEZZ UTAH, LLC
a Alaska Limited Liability Company

By:	/s/ Joshua D. Hodes
Name:	Joshua D. Hodes
Title:	Authorized Representative

[Signature Page – Fifth Amendment to Note and Warrant Purchase Agreement]